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                                                                    Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



Board of Directors and Stockholders
Reinsurance Group of America, Incorporated


     We consent to the incorporation by reference in this Registration Statement on Form S-3 which constitutes Post-Effective Amendment No. 1 to Registration Statement Nos. 333-117261, 333-117261-01 and 333-117261-02 and Post-Effective
Amendment No. 5 to Registration Statement Nos. 333-108200, 333-108200-01 and 333-108200-02 of our report dated March 2, 2005 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to Reinsurance Group of America, Incorporated and its subsidiaries (the "Company") changing its method of accounting for certain non-traditional long duration contracts and separate accounts, and for embedded derivatives in certain insurance products as required by new accounting guidance), relating to the consolidated financial statements and financial statement schedules of the Company, and our report dated March 2, 2005 relating to management's report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Reinsurance Group of America, Incorporated for the year ended December 31, 2004, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP


St. Louis, Missouri
March 4, 2005